Exhibit 10.18

NIVALIS THERAPEUTICS, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of [                ], 20[    ] by and between NIVALIS THERAPEUTICS, INC., a Delaware corporation (the “Company”), and [              ] (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, the corporation and the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, (i) in order to attract and retain qualified individuals, the Company shall use its best efforts to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities; (ii) although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions; (iii) at the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, the governing documents of the Company require indemnification of the officers and directors of the Company, and, although Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”), the governing documents and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the governing documents of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Company’s governing documents and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity and Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee, intending to be legally bound, do hereby covenant and agree as follows:

1.                                      Services to the Company.  Indemnitee will serve or continue to serve as an officer, director or key employee of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation.

2.                                      Definitions.  As used in this Agreement:

(a)                                 “Agent” means any person who is or was a director, officer, or employee of the Company or a Subsidiary (as defined below) of the Company or other person authorized by the Company to act for the Company or any Enterprise (as defined below) relating thereto, including any such person serving in such capacity as a director, officer, employee, trustee, general partner, managing member, fiduciary, agent or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(b)                                 “Beneficial Owner” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(c)                                  “Change in Control” means the earliest to occur after the date of this Agreement of any of the following events:

1.                                      Acquisition of Stock by Third Party.  If any Person (as defined below) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (i) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (ii) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (3) of this definition;

2.                                      Change in Board of Directors.  During any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute a majority of the members of the Board;

3.                                      Corporate Transactions.  The effective date of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination:  (i) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors immediately following such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (ii) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation immediately following such Business Combination except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the Board of the corporation immediately following such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

4.                                      Liquidation.  The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

5.                                      Other Events.  There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(d)                                 “Corporate Status” means the status of a Person (as defined below) who is or was an Agent of the Company or of any Enterprise (as defined below) which such Person is or was serving at the request of the Company.

(e)                                  “Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(f)                                   “Disinterested Director” means a director of the Company who is not and was not a party to a Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(g)                                  “Enterprise” means any corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, Subsidiary (as defined below), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as an Agent.

(h)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)                                     “Expenses” means (i) reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of testifying and non-testifying experts and consultants, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with (a) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (as defined below), (b) any appeal resulting from any Proceeding (as defined below), including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; (c) preparing and forwarding statements to the Company to support advances of Expenses sought hereunder, (d) the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (e) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement; provided, however, that Expenses excludes amounts paid in settlement by Indemnitee or the amount of judgments or Fines (as defined below) against Indemnitee.

(j)                                    “Fines” means any and all civil, administrative, criminal or other fines and any excise tax assessed on Indemnitee with respect to any employee benefit plan.

(k)                                 “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to a Proceeding (as defined below) giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person (as defined below) who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(l)                                     “Person” has the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude:  (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employee benefit plan or employment plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and

(iv) any trustee or other fiduciary holding securities under an employee benefit plan or employment plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(m)                             “Potential Change in Control” means the occurrence of any of the following events: (i) the Company enters into any written or oral agreement, undertaking or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person or the Company publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control; (iii) any Person who becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors increases his Beneficial Ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(n)                                 “Proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism (including, but without limitation, voluntary or court-ordered mediation), investigation (whether instituted by or on behalf of the Company or its Board or a governmental authority or other party), inquiry, administrative hearing or proceeding or any other actual, threatened or completed proceeding, whether formal or informal or brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, including without limitation any appeal therefrom and any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party or otherwise (including but without limitation as a witness) by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by him or of any action (or failure to act) on his part while acting as an Agent of the Company, or by reason of the fact that he is or was serving at the request of the Company as an Agent of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.  For purposes of determining whether Expenses were incurred in connection with a Proceeding as described in Section 2(j), the definition of Proceeding shall be met if Indemnitee in good faith believes that circumstances or events at will lead to a Proceeding as defined herein.

(o)                                 “Subsidiary,” with respect to any Person, means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

(p)                                 References to “serving at the request of the Company” shall include, but not be limited to, any service as an Agent of the Company which imposes duties on, or involves services by, such Agent with respect to an employee benefit plan, its participants or beneficiaries, including as a deemed fiduciary thereto; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

3.                                      Indemnification in Third-Party Proceedings.  The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, Fines, liabilities, taxes, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, Fines, liabilities, taxes, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any Enterprise, not opposed to, the best interests of the Company and, in criminal actions or Proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

4.                                      Indemnification in Proceedings by or in the Right of the Company.  The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company or any Enterprise to procure a judgment in its favor.  Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any Enterprise, not opposed to, the best interests of the Company.  No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the court deems proper.

5.                                      Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Agreement (and in furtherance of, and not as a limitation to, the indemnification provided thereunder), to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.  If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred in connection with a claim, issue or matter related to any claim, issue or matter on which the Indemnitee was successful.  For purposes of this Section 5 and without limitation, the termination of any Proceeding or claim, issue or matter in such Proceeding by settlement (with or without court approval), entry of a plea of nolo contendere (or its equivalent) or by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.                                      Indemnification for Expenses of a Witness or for the Production of Documents Pursuant to Subpoena or Other Legal Compulsion.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, (i) a witness in any Proceeding to which Indemnitee is not a party, or (ii) compelled to produce documents or other evidence pursuant to subpoena or other legal compulsion, the Company shall indemnify and hold harmless the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7.                                      Additional Indemnification.

(a)                                 Notwithstanding any limitation in Sections 3, 4, 5 or 8(c) or in Section 145 of the DGCL or any other applicable statutory provision, but subject to Section 10(f), the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law if Indemnitee is made, or is threatened to be made, a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, Fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, Fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.  No indemnification shall be made under Sections 3, 4, 5 or 8(c) or under this Section 7(a) on account of Indemnitee’s conduct which, through a final judicial adjudication, has been determined to constitute either a breach of Indemnitee’s duty of loyalty to the Company or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

(b)                                 For purposes of this Agreement, including without limitation Section 7(a) hereof, “to the fullest extent permitted by applicable law” includes, without limitation: (i) to the fullest extent authorized or permitted by the provisions of the DGCL as are in effect as of the date hereof, or any other applicable statutory provision, that authorize or contemplate indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or other applicable statutory provision; and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL or other applicable statutory provision, adopted after the date of this Agreement that increase the extent to which the Company or any Enterprise may indemnify its Agents or other Persons holding similar fiduciary responsibilities.

8.                                      Contribution in the Event of Joint Liability.

(a)                                 To the fullest extent permitted by applicable law, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, taxes, Fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment to the maximum extent permitted by law, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)                                 The Company shall not, without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed, enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement: (i) provides for a full and final release of all claims asserted against Indemnitee; (ii) admits or implies no liability or wrongdoing by or on behalf of Indemnitee; and (iii) potentially or actually imposes no cost, liability, exposure or burden on Indemnitee which are not paid or provided for by the Company.

(c)                                  The Company hereby covenants and agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9.                                      Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification in connection with any claim made against Indemnitee:

(a)                                 for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, other indemnification provision, vote or otherwise, other than as provided for pursuant to Section 16(g) herein; provided, however, that payment made to Indemnitee pursuant to an insurance policy purchased and maintained by Indemnitee at his or her own expense of any amounts otherwise indemnifiable or obligated to be made pursuant to this Agreement shall not reduce the Company’s obligations to Indemnitee pursuant to this Agreement;

(b)                                 for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; provided, however, that this Section 9(a) shall not negate Indemnitee’s right to the advancement of Expenses unless and to the extent that the Company reasonably determines that Indemnitee violated Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws and must disgorge profits in connection with such violation; provided further, however, that notwithstanding anything to the contrary stated or implied in this Section 9(a), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in a final, non-appealable judgment, by a court of competent jurisdiction, that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws;

(c)                                  except as otherwise provided in Sections 14(e) and (f) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation; or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;

(d)                                 for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements); and/or

(e)                                  where the indemnification would be: (i) inconsistent with the law of the state of Delaware; or (ii) inconsistent with a provision of the certificate of incorporation, a bylaw, or a resolution of the board or the shareholders, in effect prior to and at the time of the accrual of the alleged cause of action asserted in the Proceeding in which the Expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

10.                               Advances of Expenses; Defense of Claim.

(a)                                 In the event Indemnitee is entitled to indemnification and/or advancement of Expenses with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed) to represent Indemnitee with respect to such Proceeding, at the sole expense of the Company, or (ii) have the Company assume the defense of Indemnitee in such Proceeding, in which case the Company shall assume the defense of such Proceeding with counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days after the Company’s receipt of written notice of Indemnitee’s election to cause the Company to do so.  If the Company is required to assume the defense of any such Proceeding, it shall engage legal counsel for such defense, and the Company shall be solely responsible for all fees and expenses of such legal counsel and otherwise of such defense.  Such legal counsel may represent both Indemnitee and the Company (and/or any other party or parties entitled to be indemnified by the Company with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is an actual or potential conflict of interest between Indemnitee and the Company (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Company (or any such other party or parties).  Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate counsel at its own expense.  The party having responsibility for defense of a Proceeding shall provide the other party and its counsel with all copies of pleadings and non-privileged or otherwise protected material correspondence relating to the Proceeding.  Indemnitee and the Company shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Company or Indemnitee assumes the defense thereof.  Indemnitee may not settle or compromise any

Proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.  The Company may not, without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed, effect any settlement (in whole or in part) of any action, claim or Proceeding against Indemnitee; provided, however, that the Company shall be required to obtain Indemnitee’s prior written approval, which may be granted or withheld in Indemnitee’s sole, reasonable discretion, before entering into any settlement of any action, claim, or Proceeding against Indemnitee that (i) does not grant Indemnitee a complete and unqualified release of liability, (ii) would potentially or actually impose any cost, liability, exposure, penalty, burden or limitation on Indemnitee, or (iii) would admit any liability or misconduct, or imply any wrongdoing, by or on behalf of Indemnitee.  Moreover, without Indemnitee’s prior written consent, the Company shall not enter into any settlement of any action, claim or Proceeding in which the Company is or could be jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee; provided, however, that Indemnitee’s written consent shall not be required if the Company has determined that Indemnitee is not entitled to indemnification hereunder.

(b)                                 Notwithstanding any provision of this Agreement to the contrary but subject to the undertaking in Section 10(f) hereof, and to the fullest extent permitted by applicable law, within ten (10) days after the receipt by the Company of a written request for the advancement of Expenses by Indemnitee, the Company shall, in accordance with such request (but without duplication) (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses, whether such requests for advances are made prior to or after final disposition of any action, claim, Proceeding or other matter for which Indemnitee requests such advances.  Advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses.  Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  This Section 10(b) shall not apply to any claim made by Indemnitee for which indemnification is excluded pursuant to Section 9, except as expressly provided in Section 9.

(c)                                  The Company will be entitled to participate in the Proceeding at its own expense.

(d)                                 The Company shall not seek, nor shall it agree to, consent to, support, or agree not to contest the entry of any “bar order” or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule or law, which would have the effect of prohibiting or limiting Indemnitee’s right to receive advancement of Expenses under this Agreement.

(e)                                  The right to advances under this Section 10 shall in all events continue until the final, non-appealable disposition of any action, claim, Proceeding or other matter for which Indemnitee is entitled to receive such advances hereunder.  The Company shall not initiate any proceeding seeking repayment of any advanced Expenses pursuant to the foregoing undertaking other than in a proceeding initiated in Delaware Court following a final, non-appealable judgment, by a court of competent jurisdiction, of the underlying and operative action, claim, Proceeding or other matter for which Indemnitee received such advanced Expenses.

(f)                                   Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking by Indemnitee to repay (without interest) the amounts advanced if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, from which no appeals can be taken, that Indemnitee is not entitled to be indemnified by the Company, and no other form of undertaking shall be required from Indemnitee other than the execution of this Agreement.

11.                               Procedure for Notification of Indemnified Matters and Application for Indemnification.

(a)                                 In the event Indemnitee believes that he or she is entitled to indemnification or advancement of Expenses hereunder, Indemnitee shall promptly deliver to the Company written notice of the action, claim, Proceeding or other matter with respect to which the Indemnitee believes he or she is or may be entitled to indemnification or advancement of Expenses hereunder.  The failure of Indemnitee to so notify the Company shall not (i) prejudice the Indemnitee’s rights hereunder, or (ii) relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise unless the Company is materially and adversely prejudiced by such failure to deliver notice to the Company.

(b)                                 Indemnitee may deliver to the Company a written application to indemnify and hold harmless Indemnitee in accordance with this Agreement.  Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion.  Following such a written application for indemnification by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.                               Procedure Upon Application for Indemnification.

(a)                                 A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific cases by one of the following methods: (i) by the Board acting by a quorum consisting of directors who are not parties to such Proceeding upon a finding that Indemnitee has met the standard of conduct set forth in the Agreement and the DGCL; or (ii) if a quorum under subparagraph (a)(i) is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs: (a) by the Board upon the opinion in writing of Independent Counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in this Agreement and the DGCL has been met by Indemnitee, or (b) by the shareholders upon a finding that Indemnitee has met the applicable standard of conduct set forth in such sections.

(b)                                 The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  Indemnitee shall reasonably cooperate with the Person,

Persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person, Persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Person, Persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)                                  In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(c).  The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement.  If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement.  In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the Person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the Delaware Court, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 12(a) hereof.  Upon the due commencement of any judicial Proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)                                 The Company agrees to pay the reasonable fees and Expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13.                               Presumptions and Effect of Certain Proceedings.

(a)                                 In making a determination with respect to entitlement to indemnification hereunder, the Person, Persons or entity making such determination (including, without limitation, any Independent Counsel) shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any Person, Persons or entity of any determination contrary to that presumption.  Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)                                 If the Person, Persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Person, Persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)                                  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or any Enterprise or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d)                                 To the greatest extent permitted by law, settlement of any Proceeding without any finding of responsibility, wrongdoing or guilt on the part of the Indemnitee with respect to claims asserted in such Proceeding shall constitute a conclusive determination that Indemnitee is entitled to indemnification hereunder with respect to such Proceeding.

(e)                                  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company or any Enterprise in the course of their duties, or on the advice of legal counsel for the Company or any Enterprise or on information or records given or reports made to the Company or any Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Company or any Enterprise.  The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(f)                                   The knowledge and/or actions, or failure to act, of any other Agent of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

14.                               Remedies of Indemnitee.

(a)                                 In the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, or (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, contribution or advancement of Expenses.  Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration.  Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 5 of this Agreement.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)                                 In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial Proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial Proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose.  If Indemnitee commences a judicial Proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)                                  If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial Proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (ii) a prohibition of such indemnification under applicable law.

(d)                                 The Company shall be precluded from asserting in any judicial Proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)                                  Subject to Section 10(f), the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) advance to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial Proceeding or arbitration brought by Indemnitee (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Company’s Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any Person for the benefit of Indemnitee.

(f)                                   Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.                               Security.  Notwithstanding anything herein to the contrary, to the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

16.                               Non-Exclusivity; Priority of Payments; Survival of Rights; Insurance; Subrogation; Information Sharing.

(a)                                 The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)                                 The DGCL and the Company’s Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or incurred by or on behalf of him or in such capacity as Agent of the Company, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect.  The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)                                  To the extent that the Company maintains any insurance policy providing liability insurance for any Agents of the Company or any Enterprise which Agent serves at the request of the Company (such policy being referred to for purposes of this Section 16(d) as the “D&O Insurance”), Indemnitee shall be covered by such D&O Insurance policy in accordance with its terms.  In the event that the Company determines to reduce materially or not to renew its directors’ and officers’ liability insurance, or upon a Change in Control, the Company will purchase six (6) year tail coverage D&O Insurance, on terms and conditions substantially similar to the existing D&O Insurance and through the Company’s insurance broker (“Comparable Coverage”), for the benefit of the directors, officers, employees or other Agents of the Company or any other Enterprise who had served in such capacity prior to the reduction, termination or expiration of the coverage; provided, however, that this clause shall not apply if, in connection with the Change in Control, there is no material reduction or non-renewal of the existing D&O Insurance coverage for the benefit of the directors, officers, employees or other Agents of the Company or any other Enterprise who served in such capacity prior to the closing of the transaction or the occurrence of the event constituting the Change in Control for the six (6) year period following the date of such closing or event.  Notwithstanding the foregoing, if the annual premium for any year of such tail coverage or other continuing D&O Insurance coverage would exceed 250% of the annual premium the Company paid for D&O Insurance in its last full fiscal year prior to the reduction, termination or expiration of the D&O Insurance or such Change in Control event, the Company (or the acquiror or successor, as the case may be) will be deemed to have satisfied its obligations under this Section 16(d) by purchasing as much D&O Insurance for such year as can be obtained for a premium equal to 250% such annual premium the Company paid for D&O Insurance in its last full fiscal year.

(d)                                 If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise) and the Company has applicable (or potentially applicable) liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.  Nothing in this Agreement is intended or shall be construed to limit or reduce the rights of the Company, Indemnitee or any other individuals or entities pursuant to any insurance policy, or to limit or reduce the obligations of any insurer pursuant to any insurance policy or otherwise.  The foregoing notwithstanding, to the extent a claim for which indemnification or advancement of Expenses is available hereunder is covered by any insurance policy, (i) the issuer of such policy shall not be entitled to seek recovery from the Company, by subrogation or otherwise, solely by virtue of this Agreement, and (ii) nothing in this Agreement shall limit the Company’s right to pursue any claim for recovery or reimbursement of amounts paid under this Agreement under any insurance policy.  Indemnitee shall engage in reasonable, good faith efforts to cause the Company’s insurance to apply on a primary basis with respect to any other insurance that may be applicable to matters indemnified hereunder.

(e)                                  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(f)                                   The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as an Agent of any Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.  Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any Person or entity other than the Company.

(g)                                  The Company acknowledges that Indemnitee may have certain rights to indemnification and advancement of expenses provided by the Indemnitee’s employer or the fund and/or certain affiliates thereof with whom Indemnitee may be affiliated (collectively, the “Secondary Indemnitors”).  The Company agrees that, as between the Company and the Secondary Indemnitors, the Company is primarily responsible for amounts required to be indemnified or advanced under the Company’s certificate of incorporation or bylaws or this

Agreement and any obligation of the Secondary Indemnitors to provide indemnification or advancement for the same amounts is secondary to those Company obligations.  To the extent not in contravention of any insurance policy or policies providing liability or other insurance for the Company or any director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company, the Company waives any right of contribution or subrogation against the Secondary Indemnitors with respect to the liabilities for which the Company is primarily responsible under this Section 16(g).  In the event of any payment by the Secondary Indemnitors of amounts otherwise required to be indemnified or advanced by the Company under the Company’s certificate of incorporation or bylaws or this Agreement, the Secondary Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee for indemnification or advancement of expenses under the Company’s certificate of incorporation or bylaws or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid.  The Secondary Indemnitors are express third-party beneficiaries of the terms of this Section 16(g).

17.                               Duration of Agreement; Claims against Indemnitee.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as an Agent of the Company or of any Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of his Corporate Status, whether or not he is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.  In addition to, and without limiting, the foregoing: (i) the rights and obligations set forth in this Agreement shall not be terminated without the prior written consent of the parties hereto, nor shall any change in Indemnitee’s Corporate Status (including but without limitation any termination of Indemnitee’s status as an officer, director, employee or Agent of, or attorney for, Company) affect the Indemnitee’s rights hereunder with respect to indemnified matters arising pursuant to the terms hereof; (ii) no amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal; and (iii) this Agreement shall be effective as of the date set forth on the first page, and this Agreement shall apply to any indemnifiable actions, events or omissions occurring prior to such date if the Indemnitee was an Agent of the Company or of any Enterprise which Indemnitee served at the request of the Company at the time such actions, events or omissions occurred.

18.                               Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this

Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19.                               Confidentiality of Shared Information.  If the Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company shall notify the Indemnitee of such investigation and shall share with Indemnitee any information it has turned over to any third parties concerning the investigation (“Shared Information”). By executing this agreement, Indemnitee agrees that such Shared Information is material non-public information that Indemnitee is obligated to hold in confidence and may not disclose publicly; provided, however, that Indemnitee is permitted to use the Shared Information and to disclose such Shared information (i) to the extent required by applicable law, and (ii) to Indemnitee’s legal counsel and third parties solely in connection with defending Indemnitee from legal liability.

20.                               Enforcement and Binding Effect.

(a)                                 The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b)                                 Without limiting any of the rights of Indemnitee under the Bylaws of the Company as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. [This Agreement amends and restates the Indemnification Agreement between Indemnitee and the Company dated [            ] in its entirety.]

(c)                                  The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be an Agent of the Company or of any Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)                                 The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e)                                  The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled.  The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court in which the action was brought, and the Company hereby waives any such requirement of such a bond or undertaking.

21.                               Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

22.                               Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a)                                 If to Indemnitee, at the address indicated on the signature page of this Agreement or such other address as Indemnitee shall provide in writing to the Company.

(b)                                 If to the Company, to:

Nivalis Therapeutics, Inc.

3122 Sterling Circle

Suite 200

Boulder, CO 80301

Attention: Chief Financial Officer

or to any other address as may have been furnished to Indemnitee in writing by the Company.

23.                               Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or Proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or Proceeding arising out of or in connection with this Agreement; (c) appoint irrevocably, to the extent such party is not a resident of the State of Delaware, CT Corporation as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or Proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware; (d) waive any objection to the laying of venue of any such action or Proceeding in the Delaware Court; and (e) waive, and agree not to plead or to make, any claim that any such action or Proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.

24.                               Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed (and delivered by facsimile or other electronic transmission) by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

25.                               Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

*                                         *                                         *

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

NIVALIS THERAPEUTICS, INC.		INDEMNITEE

By:
	Name:Jon Congleton	Name:
	Title:Chief Executive officer	Address: